                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                   DAL-TILE INTERNATIONAL INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          DAL-TILE INTERNATIONAL INC.

                                ----------------

                                                                  March 31, 2001

    Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Dal-Tile International Inc. to be held on Thursday, April 26, 2001, at
9:00 a.m., local time, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201.

    The Secretary's formal notice of the meeting and the Proxy Statement which appear on the following pages will describe the matters to be acted upon at the meeting.

    We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please complete, sign, date and return your proxy as soon as possible so that your vote will be counted.

                                          Sincerely yours,

                                          [SIGNATURE]

                                          Jacques R. Sardas

                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND CHAIRMAN OF THE BOARD

                             7834 C.F. Hawn Freeway
                              Dallas, Texas 75217

                          DAL-TILE INTERNATIONAL INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    The 2001 Annual Meeting of Stockholders of Dal-Tile International Inc., a Delaware corporation (the "Company"), will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, on Thursday, April 26, 2001, at
9:00 a.m., local time, for the following purposes:

    1. To elect five directors for terms ending at the 2002 Annual Meeting of Stockholders;

    2. To amend the Company's 1998 Amended and Restated Stock Option Plan to increase the number of shares reserved for issuance thereto;

    3. To ratify the appointment by the Board of Directors of Ernst & Young LLP, independent public accountants, as independent auditors for the Company for the fiscal year ending December 28, 2001; and

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record as of the close of business on March 16, 2001 will be entitled to vote at the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE MEETING.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Mark A. Solls

                                          SECRETARY

March 31, 2001

                          DAL-TILE INTERNATIONAL INC.

                             7834 C.F. HAWN FREEWAY
                              DALLAS, TEXAS 75217

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2001

                            ------------------------

    This proxy statement is furnished to stockholders of Dal-Tile
International Inc., a Delaware corporation (the "Company" or "Dal-Tile"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 9:00 a.m., local time, on Thursday, April 26, 2001, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, and any adjournments thereof.

    Stockholders of record as of the close of business on March 16, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 55,736,347 shares of common stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 29, 2000 are being mailed on or about
March 31, 2001 to each stockholder entitled to vote at the Annual Meeting.

                        VOTING AND REVOCATION OF PROXIES

VOTING

    If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, signed proxies will be voted (a) FOR the election of each person nominated for election as a director, (b) FOR the approval of the amendment to the Company's 1998 Amended and Restated Stock Option Plan, and (c) FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 28, 2001.

    The holders of a majority in number of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote in the election will be required for the election of directors and the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting, including (i) the approval of the amendment to the Company's 1998 Amended and Restated Stock Option Plan, and (ii) the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company. An automated system administered by the Company's transfer agent will tabulate the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

    A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven directors. Five directors are nominated to be elected at the Annual Meeting to hold office as directors until the 2002 Annual Meeting of Stockholders of the Company or until their respective successors have been duly elected and qualified. Unless otherwise directed, signed proxies in the accompanying form will be voted FOR the nominees listed below. All nominees have consented to be named and to serve if elected. If any one or more of the nominees is unable to serve or for good cause will not serve, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each nominee will be elected if he receives the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock at the Annual Meeting.

    The Board of Directors proposes the election of the following nominees for a term of one year. All of the nominees are presently directors of the Company. Set forth below for each nominee are his name and age, all positions and offices with the Company that he holds, if any, his principal occupations during at least the last five years and any additional directorships in publicly held companies or registered investment companies.

NAME                                     AGE                  POSITION OR OFFICE HELD
----                                   --------               -----------------------
Jacques R. Sardas....................     70      Chairman of the Board, President and Chief
                                                  Executive Officer
Douglas D. Danforth..................     78      Director
John F. Fiedler......................     62      Director
Vincent A. Mai.......................     60      Director
Charles J. Pilliod, Jr...............     82      Director

    JACQUES R. SARDAS, President, Chief Executive Officer and Chairman of the Board of Directors--Mr. Sardas has been President and Chief Executive Officer of the Company since July 1997 and Chairman of the Board of Directors since September 1997. Prior to joining the Company, Mr. Sardas was Chairman and Chief Executive Officer of Sudbury, Inc. from 1992 to 1997. Prior to that, he spent
34 years at Goodyear Tire and Rubber Company, concluding as President of Goodyear Worldwide Tire.

    DOUGLAS D. DANFORTH, Director--Mr. Danforth has been a Director of the Company since February 1997. He was Chairman and Chief Executive Officer of Westinghouse Corporation from December 1983 to December 1987. Mr. Danforth is also a director of Sola International Inc. and of Atlantic Express Transportation Corporation.

    JOHN F. FIEDLER, Director--Mr. Fiedler has been a Director of the Company since July 1998. He is Chairman and Chief Executive Officer of Borg-Warner Automotive, Inc. Prior to joining Borg-Warner in June of 1994, he was Executive Vice President of The Goodyear Tire & Rubber Company where he was responsible for North American Tires. Mr. Fiedler's 29 year career with Goodyear included numerous sales, marketing and manufacturing positions in the U.S. and Far East. Mr. Fielder is also a director of Roadway Express, Inc.

    VINCENT A. MAI, Director--Mr. Mai has been a Director of the Company since October 1989. Mr. Mai was the President, Chief Executive Officer and a Director of AEA Investors (the managing member of DTI Investors LLC, a beneficial owner of Common Stock) from April 1989 to December 1998, which included appointment to Chairman in January 1998. From January 1999 to December 1999, Mr. Mai served as Chairman and Chief Executive Officer and currently serves as Chairman of AEA Investors. For the preceding 15 years, he was a Managing Director of Lehman Brothers Inc., an investment banking firm. Mr. Mai is also a director of the Federal National Mortgage Association.

    CHARLES J. PILLIOD, JR., Director--Mr. Pilliod has been a Director of the Company since March 1990 and served as Chairman of the Board of Directors from October 1993 through September 1997. From October 1993 through April 1994,
Mr. Pilliod also served as President and Chief Executive Officer of the Company. Mr. Pilliod served as U.S. Ambassador to Mexico from 1986 to 1989. Prior to that, he was the Chairman and Chief Executive Officer of Goodyear Tire & Rubber Company. Mr. Pilliod is also a director of Marvin & Palmer Associates, Inc.

                    FURTHER INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. During the fiscal year ended December 29, 2000 (such fiscal year sometimes referred to herein as "fiscal 2000"), the Company maintained two standing committees: Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven (7) meetings and took two (2) actions by written consent during fiscal 2000. No director participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

    The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review interim financial statements with management, review the annual financial statements of the Company and the related audit report of the independent auditors, review and select the independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants. The Company's Chief Financial Officer generally attends Audit Committee meetings and delivers reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is currently comprised of three non-employee directors. From January 1, 2000 through April 27, 2000, the members of the Audit Committee were Douglas D. Danforth, John F. Fiedler and Norman E. Wells, Jr. From April 28, 2000 through December 29, 2000, the members of the Audit Committee were Douglas D. Danforth, John F. Fiedler, Charles J. Pilliod, Jr. and Norman E. Wells, Jr. The Audit Committee held six (6) meetings in fiscal 2000.

    The Compensation Committee is generally responsible for establishing and administering the Company's compensation plans and programs, including establishing and administering the Company's executive compensation plans and programs to the extent that such plans and programs relate to compensation which the Company intends to qualify for an exemption from the deduction limitation of
Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"). During fiscal 2000, the members of the Compensation Committee were Douglas D. Danforth, John F. Fiedler and Norman E. Wells, Jr. The Compensation Committee held six (6) meetings and took three (3) actions by written consent in fiscal 2000.

DIRECTORS' COMPENSATION

    Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. Directors who are not full-time employees of the Company or employees of AEA Investors receive an annual fee of $10,000 in cash and $15,000 in market value of Common Stock, a quarterly fee of $1,500, and $1,000 for each unscheduled Board and/or Committee meeting attended, plus reimbursement for traveling costs and other out-of-pocket expenses incurred in attending such meetings.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes, except as described below, that during fiscal 2000, all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with. With respect to Form 3's, Scot
B. Bernstein, D. Curtis Cook and John C. Turner, Jr. did not file their Form 3 on a timely basis. With respect to Form 4's, Douglas D. Danforth filed one report late relating to two same-day purchase transactions.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date with respect to (i) each person known to Dal-Tile to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of Dal-Tile's directors, (iii) each of the executive officers named in the table under "Compensation of Executive Officers--Executive Compensation--Summary Compensation Table", and (iv) all the Company's directors and executive officers as a group.

                                                                                 PERCENT OF
                                                                 NUMBER OF      COMMON STOCK
                                                                 SHARES(1)         OWNED
                                                              ---------------   ------------
DTI Investors LLC ..........................................      28,604,811       51.3 %
  c/o AEA Investors Inc.
  65 East 55th Street
  New York, NY 10022
AEA Investors Inc.(2) ......................................      28,604,811       51.3 %
  65 East 55th Street
  New York, NY 10022
Boston Partners Asset Management, L.P. (3) .................       3,701,500        6.6 %
  28 State Street, 20th Floor
  Boston, MA 02109
Jacques R. Sardas...........................................       6,515,321(4)    10.5 %
Douglas D. Danforth.........................................          15,500(5)      *
John F. Fiedler.............................................           5,300         *
Vincent A. Mai..............................................         135,000(5)(6)      *
Martin C. Murrer............................................          10,000(5)(7)      *
Charles J. Pilliod, Jr......................................         315,300(5)(8)      *
Norman E. Wells, Jr.........................................          11,300         *
W. Christopher Wellborn.....................................         405,658(9)      *
H. Clay Orme................................................         101,000(10)      *
Javier Eugenio Martinez Serna...............................         125,205(11)      *
Harold G. Turk..............................................         207,440(12)      *
All directors and executive officers as a group                    8,659,461       13.6 %
  (22 persons)..............................................

------------------------

*   Less than 1%.

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares that such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) AEA Investors is the managing member of DTI Investors LLC, and accordingly may be deemed to beneficially own such shares.

(3) Boston Partners Asset Management L.P. ("BPAM") is a Delaware limited partnership. As sole general partner of BPAM, Boston Partners, Inc. a Delaware corporation, may be deemed to own beneficially all of the shares of Common Stock that BPAM may be deemed to own. As principal stockholder of Boston Partners, Inc. Desmond John Heathwood may be deemed to own beneficially all of the shares of Common Stock that BPAM may be deemed to own. Mr. Heathwood disclaims beneficial ownership of such shares.

(4) Includes 6,080,000 shares subject to options, 91,481 shares held directly, 230,000 shares held in a family limited partnership, and 113,840 shares held in a family trust.

(5) Such director is a member of DTI Investors LLC. Under the rules of the SEC, as such director does not have voting or investment power over the shares of Common Stock owned by DTI Investors LLC, such director does not have beneficial ownership of such shares. Such director's membership interest in DTI Investors LLC represents a less than 1% indirect interest in the Common Stock, which interest is in addition to any stock options held, or shares of Common Stock identified herein as beneficially owned, by such director. Includes 3,000 shares held by Mr. Danforth's wife of which Mr. Danforth disclaims beneficial ownership.

(6) Excludes 28,604,811 shares owned by DTI Investors LLC, the managing member of which is AEA Investors. Mr. Mai is a member of DTI Investors LLC, and serves as an officer and director of AEA Investors. Mr. Mai disclaims beneficial ownership of the shares beneficially owned by DTI Investors LLC and AEA Investors. Includes 120,000 shares held directly, 10,000 shares held in a family trust and 5,000 shares held in a family foundation.

(7) Excludes 28,604,811 shares owned by DTI Investors LLC, the managing member of which is AEA Investors. Mr. Murrer serves as an officer of AEA Investors. Mr. Murrer disclaims beneficial ownership of the shares beneficially owned by DTI Investors LLC and AEA Investors.

(8) Consists of 311,000 shares subject to options. 111,000 shares are held in nominee name, Hertrus and Company.

(9) Includes 370,000 shares subject to options.

(10) Includes 100,000 shares subject to options.

(11) Consists of 125,205 shares subject to options.

(12) Consists of 207,440 shares subject to options.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's other four most-highly compensated executive officers during fiscal 2000 who were serving in such capacity on December 29, 2000, in each case for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                           COMPENSATION
                                   ANNUAL COMPENSATION   AWARDS SECURITIES
                                   --------------------     UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR   SALARY     BONUS       OPTIONS/SARS     ALL OTHER COMPENSATION
---------------------------  ----  --------  ----------  -----------------  ----------------------
Jacques R. Sardas...         2000  $608,077  $1,255,940      3,080,000(1)          $113,074(7)(8)(9)(10)(11)
Chairman of the Board,       1999   600,822     900,000              0               60,228
  President
  and Chief Executive        1998   600,000     900,000      2,343,000(2)            43,854
  Officer                                                    4,250,000(3)

W. Christopher Wellborn...   2000   327,969     322,956        120,000(1)            25,292(7)(8)(9)(10)
Executive Vice President     1999   308,077     307,800              0               23,633
  and
  Chief Financial Officer    1998   307,800     307,800        210,000(2)            13,920
                                                               610,000(4)

Harold G. Turk...            2000   275,662     269,827              0               21,396(7)(8)(9)(10)
Vice President, Sales        1999   263,022     262,800              0               20,641
  Service
  Centers                    1998   262,800     262,800        116,000(2)            11,490

Javier Eugenio Martinez      2000   250,000     171,563              0               76,863(12)
  Serna.......
Vice President, Mexico       1999   250,000     218,908              0               60,494
  Operations
                             1998   250,000     237,138        102,000(2)            35,393
                                                                57,631(5)

H. Clay Orme...              2000   262,692     199,254              0               12,430(7)(8)(9)(10)
Vice President, Operations   1999   211,539     209,566        100,000(6)            24,064
                             1998         0           0              0                    0

------------------------

(1) Options granted in 2000. See Option/SAR Grant Table.

(2) Options granted in 1998.

(3) The amount shown includes 2,000,000 options and 2,250,000 SARs originally granted in 1997. On February 20, 1998, the per share exercise price of the options was reduced from $13.69 to $11.94 (market value on such date) and the per share ceiling price of 2,000,000 of the SARs was reduced to $11.94 (250,000 SARs retained the per share ceiling price of $13.69). See Option/SAR Repricing Table.

(4) The amount shown includes 310,000 options and 300,000 SARs originally granted in 1997. On February 20, 1998, the per share exercise price of the options was reduced from $13.69 to $11.94 (market value on such date) and the per share ceiling price of 300,000 of the SARs was reduced to $11.94. See Option/SAR Repricing Table.

(5) The amount shown includes options originally granted in 1996. On
    December 10, 1998, the per share exercise price of the options was reduced from $9.91 to $9.01. See Option/SAR Repricing Table.

(6) Options granted in 1999.

(7) The amounts shown include premium payments for long-term disability paid by the Company during fiscal 2000 for Jacques R. Sardas, in the amount of $2,404, W. Christopher Wellborn, in the amount of $2,404, Harold G. Turk, in the amount of $2,271, and H. Clay Orme, in the amount of $2,164.

(8) The amounts shown include premiums paid by the Company for life insurance during fiscal 2000 for Jacques R. Sardas, in the amount of $14,676, W. Christopher Wellborn, in the amount of $1,098, Harold G. Turk, in the amount of $1,119 and H. Clay Orme, in the amount of $2,158.

(9) The amounts shown include contributions made by the Company to the Company's 401(k) Plan for fiscal 2000 to Jacques R. Sardas, W. Christopher Wellborn, Harold G. Turk, and H. Clay Orme, each in the amount of $5,100.

(10) The amounts shown include matching contributions by the Company to the Company's Supplemental Retirement Plan for fiscal 2000 to Jacques R. Sardas, in the amount of $40,090, to W. Christopher Wellborn, in the amount of $16,689, to Harold G. Turk, in the amount of $12,907, and to H. Clay Orme, in the amount of $3,007.

(11) The amount shown includes payments to Jacques R. Sardas for fiscal 2000 in the amount of $50,804 relating to his relocation to Dallas in 1997.

(12) The amount shown includes payments to Javier Eugenio Martinez Serna for fiscal 2000 in the amount of $447 for contributions to a workers profit sharing plan, $13,162 for vacation allowance, $23,122 for scholarships, $1,336 for meals, $1,761 for contributions to a savings fund, $27,126 for a car payment allowance, $278 for medical insurance and $9,631 for a seniority bonus.

OPTION/SAR GRANT TABLE

    The following table sets forth certain information regarding options and SARs granted during fiscal 2000 by the Company to the individuals named in the Summary Compensation Table:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                ------------------------------------------------------                POTENTIAL REALIZABLE VALUE
                                   NUMBER OF                                                          AT ASSUMED ANNUAL RATES OF
                                  SECURITIES         PERCENT OF TOTAL                                  STOCK PRICE APPRECIATION
                                  UNDERLYING       OPTIONS/SARS GRANTED    EXERCISE OR                    FOR OPTION TERM(1)
                                OPTIONS/SARS(2)   TO EMPLOYEES IN FISCAL   BASE PRICE    EXPIRATION   ---------------------------
NAME                                GRANTED                YEAR             PER SHARE       DATE           5%            10%
----                            ---------------   ----------------------   -----------   ----------   ------------   ------------
OPTIONS
Jacques R. Sardas.............        80,000(3)             2.2%             $ 9.13        1/18/10    $   459,345    $ 1,164,069
                                   2,000,000(3)(4)          56.2              12.63       11/22/10     15,885,878     40,257,935
                                   1,000,000(3)(4)          28.1              13.89       11/22/10      8,735,346     22,137,083

W. Christopher Wellborn.......       120,000(5)             3.4               12.19       12/14/10        919,947      2,331,326

--------------------------

(1) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of Dal-Tile's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(2) No SARs were granted in 2000.

(3) The options were fully vested upon grant. In the event Mr. Sardas' employment is terminated by the Company without "cause" or by Mr. Sardas with "good reason," 100% of such Option(s) shall remain exercisable through the remainder of its ten year term.

(4) These options were granted to Mr. Sardas subject to stockholder approval of the Company's 2000 Amended and Restated Stock Option Plan at the Annual Meeting. See Proposal To Amend 1998 Amended and Restated Stock Option Plan.

(5) These options vest 25% per year commencing December 31, 2001. In the event, Mr. Wellborn's employment is terminated by the Company without "cause" or by Mr. Wellborn with "good reason," 100% of such Option(s) shall become vested and remain exercisable through the remainder of its ten year term.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth the number of SARs exercised in fiscal 2000 by the executive officers listed below and the number of shares covered by both exercisable and unexercisable stock options as of December 29, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise or base prices of outstanding stock options and the value of the Common Stock as of December 29, 2000 based on its closing price on the New York Stock Exchange of $14.19. No options were exercised in fiscal 2000 by the executive officers listed below.

                                                                                                     VALUE OF UNEXERCISED
                                                                                                         IN-THE MONEY
                                                   NUMBER OF SECURITIES UNDERLYING UNEXERCISED           OPTIONS/SARS
                                     SHARES              OPTIONS/SARS AT FISCAL YEAR-END              AT FISCAL YEAR-END
                                   ACQUIRED ON    ---------------------------------------------   ---------------------------
NAME                               EXERCISE(#)    VALUE REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------    --------------    -----------   -------------   -----------   -------------
OPTIONS
Jacques R. Sardas................          0                  0      5,080,000(1)   2,343,000(2)  $8,312,100     $12,240,643
W. Christopher Wellborn..........          0                  0        310,000(3)     330,000(4)     696,725       1,355,775
Harold G. Turk...................          0                  0        216,307(5)     102,667(6)   1,119,931         555,877
Javier E.M. Serna................          0                  0        139,780(5)      92,000(7)     723,710         499,371
H. Clay Orme.....................          0                  0              0        100,000(8)           0         537,750

SARS(11)
Jacques R. Sardas................    750,000(9)      $2,633,750(9)          --             --             --              --
W. Christopher Wellborn..........    150,000(10)        439,125(10)         --             --             --              --
Harold G. Turk...................          0                  0             --             --             --              --
Javier E.M. Serna................          0                  0             --             --             --              --
H. Clay Orme.....................          0                  0             --             --             --              --

------------------------------

(1) The per share exercise price of such options was $11.94 to acquire 2,000,000 shares of Common Stock, $9.13 for options to acquire 80,000 shares of Common Stock, $12.63 for options to acquire 2,000,000 shares of Common Stock and $13.89 for options to acquire 1,000,000 shares of Common Stock. The options to acquire 2,000,000 shares and 1,000,000 shares at a per share exercise price of $12.63 and $13.89, respectively, were granted subject to stockholder approval at the Annual Meeting.

(2) The per share exercise price of such options was $9.01 for options to acquire 2,000,000 shares of Common Stock and $8.69 for options to acquire 343,000 shares of Common Stock.

(3) The per share exercise price of such options was $11.94.

(4) The per share exercise price of such options was $9.01 for options to acquire 120,000 shares of Common Stock, $8.69 for options to acquire 90,000 shares of Common Stock and $12.19 for options to acquire 120,000 shares of Common Stock.

(5) The per share exercise price of such options was $9.01.

(6) The per share exercise price of such options was $9.01 for options to acquire 26,667 shares of Common Stock and $8.69 for options to acquire 76,000 shares of Common Stock.

(7) The per share exercise price of such options was $9.01 for options to acquire 20,000 shares of Common Stock and $8.69 for options to acquire 72,000 shares of Common Stock.

(8) The per share exercise price of such options was $8.81.

(9) During fiscal 2000, Mr. Sardas exercised a total of 750,000 SARs. The payment included $1,755,860 in cash and 39,033 shares of Common Stock valued at $12.50 per share and 28,362 shares of Common Stock valued at $13.75 per share.

(10) During fiscal 2000, Mr. Wellborn exercised 150,000 SARs. The payment included $292,750 in cash and 11,710 shares of Common Stock valued at $12.50 per share.

(11) As of December 29, 2000, there were no SARs outstanding.

OPTION/SAR REPRICING TABLE

    The Company did not reprice any options or SARs during fiscal years ending in 1999 or 2000. The following table sets forth certain information regarding options and SARs granted to all executive officers which were repriced during the last ten fiscal years. See Compensation Committee Report on Executive Compensation for a discussion of the basis for repricings.

                                                                                                              LENGTH OF
                                       SECURITIES                                                              ORIGINAL
                                       UNDERLYING                                                            OPTION TERM
                                       NUMBER OF     MARKET PRICE OF    EXERCISE OR CEILING   NEW EXERCISE   REMAINING AT
                                      OPTIONS/SARS   STOCK AT TIME OF    PRICE AT TIME OF      OR CEILING      DATE OF
                                      REPRICED OR      REPRICING OR        REPRICING OR          PRICE       REPRICING OR
NAME                      DATE         AMENDED(#)      AMENDMENT($)        AMENDMENT($)           ($)         AMENDMENT
----                      ----        ------------   ----------------   -------------------   ------------   ------------
OPTIONS
Jacques R. Sardas....     10/10/97(1)  2,000,000           $13.69              $16.00            $13.69        6/13/2007
                           2/20/98(2)  2,000,000            11.94               13.69             11.94        6/13/2007
                          12/10/98(3)  2,000,000             8.69                9.44              9.01        7/17/2008
W. Christopher            10/10/97(4)    400,000            13.69               16.81             13.69        8/25/2007
  Wellborn...........      2/20/98(2)    310,000            11.94               13.69             11.94        8/25/2007
                          12/10/98(3)    120,000             8.69                9.44              9.01        7/17/2008
Harold G. Turk.......     12/10/98(3)     40,000             8.69                9.44              9.01        7/17/2008
Javier E.M. Serna....     12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
                          12/10/98(6)     57,631             8.69                9.91              9.01         1/1/2006
Dan L. Cooke.........      2/20/98(2)     50,000            11.94               13.69             11.94        4/18/2007
                          12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
D.D. Agostinelli.....     12/10/98(5)     40,000             8.69               12.31              9.01        2/27/2008
                          12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
Silvano Cornia.......     12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
                          12/10/98(6)     32,023             8.69                9.91              9.01         1/1/2006
David F. Finnigan....      2/20/98(2)     65,000            11.94               13.69             11.94         9/1/2007
                          12/10/98(6)     76,845             8.69                9.91              9.01         1/1/2006
                          12/10/98(3)     40,000             8.69                9.44              9.01        7/17/2008
William R. Hanks.....     12/10/98(6)     73,182             8.69                9.91              9.01         1/1/2006
                          12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
William L. Justus....     12/10/98(7)     50,000             8.69                9.88              9.01        9/23/2008
Matthew J. Kahny.....     12/10/98(6)     96,059             8.69                9.91              9.01         1/1/2006
                          12/10/98(3)     30,000             8.69                9.44              9.01        7/17/2008
Mark A. Solls........     12/10/98(8)    100,000             8.69               12.63              9.01       12/10/2007
                          12/10/98(3)     10,000             8.69                9.44              9.01        7/17/2008
Scot B. Bernstein....     12/10/98(9)      6,000             8.69               13.69              9.01       10/10/2007
                          12/10/98(7)      6,000             8.69                9.88              9.01        9/23/2008
D. Curtis Cook.......     12/10/98(9)     10,000             8.69               13.69              9.01       10/10/2007
                          12/10/98(3)      4,000             8.69                9.44              9.01        7/17/2008
John C. Turner,           12/10/98(9)     10,000             8.69               13.69              9.01       10/10/2007
  Jr.................     12/10/98(3)      8,000             8.69                9.44              9.01        7/17/2008

SARS
Jacques R. Sardas....      2/20/98(10)  2,000,000           11.94               13.69             11.94        6/13/2007
W. Christopher             2/20/98(11)    300,000           11.94               13.69             11.94        8/25/2007
  Wellborn...........
Harold G. Turk.......          N/A           N/A              N/A                 N/A               N/A              N/A
Javier E.M. Serna....          N/A           N/A              N/A                 N/A               N/A              N/A
Dan L. Cooke.........      2/20/98(11)     50,000           11.94               13.69             11.94        4/18/2007
David F. Finnigan....      2/20/98(11)     60,000           11.94               13.69             11.94         9/1/2007

--------------------------

(1) The per share exercise price of the options granted to Mr. Sardas in June 1997 was reduced on October 10, 1997 from $16.00 to $13.69 (market value on such date). The option term was not amended.

(2) The per share exercise price of the options granted to Messrs. Sardas, Wellborn, Cooke and Finnigan in 1997 was reduced on February 20, 1998 from $13.69 to $11.94 (market value on such date). The option term was not amended.

(3) The per share exercise price of the options granted to Messrs. Sardas, Wellborn, Turk, Serna, Cooke, Agostinelli, Cornia, Finnigan, Hanks, Justus, Kahny, Solls, Cook and Turner in July 1998 was reduced on December 10, 1998 from $9.44 to $9.01 (the market value on such date was $8.69). The option term was not amended.

(4) The per share exercise price of the options granted to Mr. Wellborn in August 1997 was reduced on October 10, 1997 from $16.81 to $13.69 (market value on such date). In connection with such repricing, Mr. Wellborn forfeited 90,000 options. The option term was not amended.

(5) The per share exercise price of the options granted to Mr. Agostinelli in February 1998 was reduced on December 10, 1998 from $12.31 to $9.01 (the market value on such date was $8.69). The option term was not amended. Mr. Agostinelli is no longer an executive officer.

(6) The per share exercise price of the options granted to Messrs. Serna, Cornia, Finnigan, Hanks and Kahny on January 1, 1996 was reduced on December 10, 1998 from $9.91 to $9.01 (the market value on such date was $8.69). The option term was not amended.

(7) The per share exercise price of the options granted to Messrs. Bernstein and Justus in September 1998 was reduced on December 10, 1998 from $9.88 to $9.01 (the market value on such date was $8.69). The option term was not amended. Mr. Justus is no longer an executive officer.

(8) The per share exercise price of the options granted to Mr. Solls in December 1997 was reduced on December 10, 1998 from $12.63 to $9.01 (the market value on such date was $8.69). The option term was not amended.

(9) The per share exercise price of the options granted to Messrs. Bernstein, Cook and Turner in October 1997 was reduced on December 10, 1998 from $13.69 to $9.01 (the market value on such date was $8.69). The option term was not amended.

(10) The per share ceiling price of 2,000,000 of the 2,250,000 SARs granted to Mr. Sardas in October 1997 was reduced on February 20, 1998 from $13.69 to $11.94. The per share ceiling price of 250,000 SARs remained at $13.69.

(11) The per share ceiling price of the SARs granted to Messrs. Wellborn, Cooke and Finnigan in October 1997 was reduced on February 20, 1998 from $13.69 to $11.94.

EMPLOYMENT AGREEMENTS/CHANGE OF CONTROL AGREEMENTS

    The Company has entered into an agreement with Jacques R. Sardas providing for his employment as the Company's President and Chief Executive Officer through December 31, 2004. Pursuant to the agreement, Mr. Sardas receives a minimum annual salary of $700,000 and is eligible to receive an annual bonus equal to 100% of his annual salary upon attainment of a "target" performance goal; provided, however, his annual bonus may not be less than 50% nor more than 200% of annual salary.

    If the Company terminates Mr. Sardas' employment without cause (as defined in the employment agreement) or Mr. Sardas terminates his employment for good reason (as defined in the employment agreement), the Company shall pay to Mr. Sardas (i) any salary accrued and unpaid as of the date of termination,
(ii) his annual salary through December 31, 2004, and (iii) the greater of
(A) a PRO RATA portion of Mr. Sardas' annual bonus for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination or (B) the annual bonus for the fiscal year preceding the fiscal year of termination, PRO RATED based on the number of days elapsed in the year of termination. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

    The Company has entered into an agreement with W. Christopher Wellborn providing for his employment as the Company's Chief Financial Officer through December 31, 2004. Pursuant to that agreement, Mr. Wellborn receives a minimum annual salary of $360,000 and is eligible to receive an annual bonus of up to 100% of his annual salary upon attainment of certain financial performance goals.

    If the Company terminates Mr. Wellborn's employment without cause (as defined in the employment agreement) or Mr. Wellborn terminates his employment for good reason (as defined in the employment agreement), the Company shall pay to Mr. Wellborn (i) any salary accrued and unpaid as of the date of termination,
(ii) his annual salary through December 31, 2004, (iii) the greater of (A) a PRO RATA portion of Mr. Wellborn's annual bonus for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination or (B) the annual bonus for the fiscal year preceding the fiscal year of termination, PRO RATED based on the number of days elapsed in the year of termination, and (iv) a PRO RATA portion of any other bonus plan(s) in which Mr. Wellborn participated for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination. If the Company does not renew Mr. Wellborn's employment agreement at the end of the term (December 31, 2004), the Company shall pay or provide, as the case may be, to Mr. Wellborn (i) any salary accrued and unpaid as of the effective date of non-renewal, (ii) an amount equal to one year of his annual salary and (iii) any benefits to which he may be entitled under any Company employee benefit plan or program from the effective date of non-renewal until the earlier of (A) one year from the effective date of non-renewal, and
(B) the acceptance by Mr. Wellborn of employment other than with the Company. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

    The Company has entered into Change of Control Agreements with each of the named executive officers and approximately 10 other executive officers of the Company. Under the Change of Control Agreements, each executive is entitled to certain payments and benefits upon a termination of employment (a) by the Company for any reason (in the case of Messrs. Sardas and Wellborn) or for any reason other than for "cause" (in the case of the executives other than Messrs. Sardas and Wellborn), in either case, within 2 years after a "change of control" of the Company, (b) by the executive (other than Messrs. Sardas and Wellborn) for "good reason" within 2 years after a change of control or (c) by the executive (in the case of Messrs. Sardas and Wellborn) for any reason after 90 days (in the case of Mr. Sardas) or 180 days (in the case of Mr. Wellborn), but no more than 1 year, following a change of control.

    Upon the occurrence of such a termination, the executive is entitled to a payment which includes (a) the executive's accrued and unpaid base salary through the date of termination, (b) a PRO RATA portion of the executive's target bonus for the year in which the termination occurs and (c) an amount equal to 3 times (in the case of Messrs. Sardas and Wellborn) or 2.5 times (in the case of the other executives) the sum of the executive's base salary plus the greater of (i) the average of the bonuses received by the executive for the 2 years preceding the termination and (ii) the executive's target bonus for the year in which the termination occurs. The executives are also entitled to continued health benefits for 36 months (in the case of Messrs. Sardas and Wellborn) or 30 months (in the case of the other executives) following the date of termination, and a full "gross-up payment" of all change of control excise taxes.

    Under the Change of Control Agreements, in the event of a change of control all outstanding stock options held by each executive immediately vest, and in the case of Messrs. Sardas and Wellborn remain exercisable for ten years after grant.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    During fiscal 2000, the Company's Compensation Committee (the "Committee") was responsible for executive compensation, including establishing the Company's compensation philosophy and policies. The Committee also was responsible for administering the Company's executive compensation plans and programs. The Committee reviews the Company's executive compensation plans on at least an annual basis to ensure that the programs continue to meet the goals of the Committee's compensation philosophy. The Committee performs these duties to the extent that they relate to compensation which the Company intends to qualify for an exception to the deduction limitation of Section 162(m) of the Code. In fiscal 2000, such compensation constituted the annual cash bonus payable under the 2000 Management Incentive Plan, options granted under the Company's stock option plan and the stock appreciation rights held by four officers of the Company.

COMPENSATION PHILOSOPHY

    The Committee has four principal objectives in determining executive compensation policies: (1) to support the development of a high-caliber executive management team; (2) to establish a strong pay/ performance linkage;
(3) to focus executive management on the critical financial and operating objectives of the Company; and (4) to attract, reward, motivate and retain key executive talent. To achieve these objectives, the Committee has adopted the following overriding policies:

    - The Company will compensate competitively with the practices of other leading companies in both the distribution and manufacturing sector.

    - Generally, total compensation will be targeted at the 75th percentile of the pay scale of other leading companies in both the distribution and manufacturing sector if the Company and individual performance meet expected levels or better. However, if necessary, the Company will offer enhanced compensation packages to attract talented executives to the Company.

    - To achieve total compensation objectives that have a strong performance emphasis, the use of variable incentive plans will be emphasized, utilizing both annual cash bonus and longer term stock-based plans and awards.

    - It is expected that in future fiscal years stock options and other incentive-based compensation will continue to constitute a significant portion of the compensation of executive officers so that the interests of executive officers will coincide with the interests of stockholders.

    The Committee's specific executive compensation practices discussed below are designed to implement the foregoing policies.

ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of the Company's compensation of executive officers are:
(1) annual cash compensation in the form of base salary and incentive bonuses;
(2) long-term incentive compensation in the form of stock options granted under the Company's 1998 and 2000 Amended and Restated Stock Option Plans; and
(3) other compensation and employee benefits generally available to all employees of the Company, such as life and health insurance and employer matching contributions under the Company's Employee Retirement Savings Plan, a "401(k)" plan.

BASE SALARY

    The Compensation Committee reviews base salary levels of the executive officers annually. Adjustments, if any, generally are made effective March 1 of each year. Salary ranges for each executive officer are determined by the Compensation Committee. Historically, a mid-point base salary has been established around the 75th percentile of the pay scale of other leading companies in both the distribution and manufacturing sector. An executive officer's progression through the salary range is based upon the Compensation Committee's evaluation of the individual's job performance. During fiscal 2000, the Company's executive officers received salary increases based on merit and promotions ranging from 2.9% to 17.5%.

INCENTIVE BONUSES

    The Committee's process for determining annual bonuses is designed to motivate the Company's executive officers to perform to the best of their abilities and to enhance stockholder value through achievement of the Company's performance objectives. Therefore, a target bonus percentage is established for each executive and is related to his or her potential impact on Company results, while the percentage of bonus awarded is determined with reference to performance-related criteria. Incentive bonuses are paid annually upon certification by the Compensation Committee of achievement of the relevant performance targets.

    The amount of an executive's bonus for fiscal 2000 was based on pre-established performance measures based on the attainment by the Company of certain levels of corporation or operating unit economic value added ("EVA"). EVA is a financial measure of profitability compared to invested capital. The establishment of EVA as the performance measure incentivized the Company's managers to focus on all aspects of the Company's performance. As a result of the Company's performance in fiscal 2000, the Company's executive officers received bonus payments ranging from 47% to 180% of annual base salary at December 29, 2000.

STOCK OPTIONS

    The Committee believes that the use of stock options as long-term compensation serves to motivate executive officers to maximize stockholder value and to remain in the Company's employment. The number of options granted to each executive is determined by the Committee, in its discretion. In making its determination, the Committee considers the executive's position at the Company, his or her individual contribution, the number of options (if any) to purchase the Common Stock held by the executive and other factors, including an analysis of the estimated amount potentially realizable from the options. The options held by the Company's current executive officers were granted using the above stated criteria. The Committee believes these holdings will encourage retention of key officers.

    During fiscal 2000, three executives were promoted to Vice President offices: Scot B. Bernstein, D. Curtis Cook and John C. Turner, Jr. Upon these promotions, stock options were granted at an exercise price equal to the fair market value of the underlying shares of Common Stock on the grant date.

    In December 2000, the Company and W. Christopher Wellborn entered into an agreement to extend the term of Mr. Wellborn's Employment Agreement through December 31, 2004. At that time, the Committee granted to Mr. Wellborn options to acquire 120,000 shares of Common Stock at a per share exercise price of $12.19 (fair market value at the time of the grant).

CHANGE OF CONTROL AGREEMENTS

    In October 2000, the Company entered into Change of Control Agreements with its executive officers in order to ensure their continued dedication and efforts in the event of a threat of a change in control of the Company. The Change of Control Agreements provide for payment to the executive officers ranging from two and one-half to three times annual base salary and bonus and continued benefits. The Committee determined that it is essential and in the best interests of the Company and its stockholders to be able to retain the services of its senior executives in the event of a threat of a change of control of the Company, in order to ensure their continued dedication and efforts without undue concern for their personal financial and employment security. (See Employment Agreements/ Change of Control Agreements.)

CEO COMPENSATION

    The Committee determined Mr. Sardas' compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers of the Company. In addition, Mr. Sardas' compensation reflects the Committee's views as to the appropriate amount of compensation, consistent with industry practice, that was necessary to incentivize Mr. Sardas to extend the term of his employment with the Company.

    In November 2000, the Company and Mr. Sardas entered into an agreement to extend the term of Mr. Sardas' Employment Agreement through December 31, 2004. At that time, Mr. Sardas' annual base salary was increased from $600,000 to $700,000. In addition, the Committee granted to Mr. Sardas options to acquire 2,000,000 shares of Common Stock at a per share exercise price of $12.63 (fair market value at the time of the grant) and options to acquire 1,000,000 shares of Common Stock at a per share exercise price of $13.89 (representing a 10% premium to the fair market value at the time of the grant).

    Mr. Sardas received his maximum bonus payment for fiscal 1999 performance (paid in 2000) which was paid (i) in cash equal to 150% of his annual salary and
(ii) in stock options to acquire 80,000 shares of Common Stock at a per share exercise price of $9.13 (fair market value at the time of the grant).

    Mr. Sardas is entitled to receive a bonus payment for fiscal 2000 performance (to be paid in 2001) of $1,255,940, representing a pro-rata payment between "target" and "maximum" performance. (See Summary Compensation Table.)

    In October 2000, the Company and Mr. Sardas entered into a Change of Control Agreement providing for a payment by the Company to Mr. Sardas in the event of a Change of Control of the Company.

SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly-held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year. The Committee considered the impact of Section 162(m) on the compensation of its executive officers. The Committee expects that the deduction limitation does not, and will not, in the near future, apply to executive officers' compensation. The Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

    This Proxy Statement proposes that the Company's stockholders approve the Company Amended and Restated 2000 Stock Option Plan in order to exempt certain grants thereunder from the deductibility limitation.

                                          Respectfully submitted,
                                          COMPENSATION COMMITTEE
                                          John F. Fiedler, Chairman
                                          Douglas D. Danforth
                                          Norman E. Wells, Jr.

                         REPORT OF THE AUDIT COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's future filings under the Securities Act or the Exchange act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

    The Audit Committee consists of the following members of the Company's Board of Directors: Douglas D. Danforth, John F. Fiedler, Charles J. Pilliod, Jr. and Norman E. Wells, Jr. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

    The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors and internal audit department; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) provide an open avenue of communication among the independent auditors, financial and senior management, counsel, the internal audit department and the Board of Directors.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2000

    The Audit Committee has reviewed and discussed the audited financial statements of the company for fiscal 2000 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

    Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 for filing with the SEC.

                                Respectfully submitted,
                                AUDIT COMMITTEE
                                Douglas D. Danforth, Chairman
                                John F. Fiedler
                                Charles J. Pilliod, Jr.
                                Norman E. Wells, Jr.

                       FISCAL 2000 AUDIT FIRM FEE SUMMARY

    During fiscal 2000, the Company retained its principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

AUDIT FEES

    Ernst & Young LLP billed an aggregate of $362,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements in each of the Company's Quarterly reports on Form 10-Q during the fiscal year ended December 29, 2000, and $55,500 for audit related fees.

ALL OTHER FEES

    Ernst & Young LLP billed an aggregate of $282,700 in fees for other services for the fiscal year ended December 29, 2000.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on $100 invested on August 14, 1996 in each of the Common Stock of the Company, the Standard & Poor's 500 Index and the Dow Jones Building Materials Index. The returns of the Standard & Poor's Index and the Dow Jones Building Materials Index are calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph covers a period commencing August 14, 1996, when the Company's Common Stock was first publicly traded, through December 29, 2000. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dal-Tile Intl Inc Building Materials S&P Composite
08/1996 100.00 100.00 100.00
01/1997 138.39 117.55 116.85
01/1998 84.82 147.40 155.83
01/1999 74.11 175.25 200.36
12/1999 72.32 161.35 242.53
12/2000 101.34 140.43 220.44

                                    AUGUST    JANUARY    JANUARY    JANUARY    DECEMBER   DECEMBER
                                     1996       1997       1998       1999       1999       2000
                                   --------   --------   --------   --------   --------   --------
Dal-Tile International Inc.......   100.00     138.39      84.82      74.11      72.32     101.34
Dow Jones Building Materials
  Index..........................   100.00     117.55     147.40     175.25     161.35     140.43
S&P 500 Index....................   100.00     116.85     155.83     200.36     242.53     220.44

                              CERTAIN TRANSACTIONS

    Messrs. Vincent A. Mai and Martin C. Murrer are directors of the Company; Mr. Mai is the Chairman of AEA Investors. Mr. Murrer acts as Vice President and Managing Director of AEA Investors.

    On August 5, 1999, the Company entered into a Demand Registration Rights Letter Agreement with DTI Investors LLC and Jacques R. Sardas in which the Company granted certain registration rights to DTI Investors LLC and amended the registration rights that were granted to Mr. Sardas in his employment agreement. In addition, on August 5, 1999 the Company entered into a letter agreement with DTI Investors LLC and Mr. Sardas, in which DTI Investors LLC and Mr. Sardas agreed to certain transfer restrictions until December 31, 2001. These agreements are filed as exhibits to the Company's 10-Q for the quarterly period ended July 2, 1999.

                        PROPOSAL TO AMEND THE COMPANY'S
                           1998 AMENDED AND RESTATED
                               STOCK OPTION PLAN
                        TO INCREASE THE NUMBER OF SHARES
                     RESERVED FOR ISSUANCE PURSUANT THERETO

INTRODUCTION

    The Company is seeking stockholder approval to amend the Company's 1998 Amended and Restated Stock Option Plan (the "1998 Stock Option Plan" and, as proposed to be amended, the "2000 Amended and Restated Stock Option Plan") to increase from 10,586,425 to 15,586,425 the number of shares of Common Stock reserved for issuance pursuant thereto. A copy of the proposed 2000 Amended and Restated Stock Option Plan is attached hereto as Appendix B. The material features of the 2000 Amended and Restated Stock Option Plan are described below; such description is subject to, and is qualified in its entirety by, the full text of the 2000 Amended and Restated Stock Option Plan. The Board of Directors approved the 2000 Amended and Restated Stock Option Plan on November 22, 2000, subject to approval of the Company's stockholders. DTI Investors LLC, which currently owns approximately 51% of the outstanding shares of Common Stock, has informed the Company that it intends to vote in favor of adoption of the 2000 Amended and Restated Stock Option Plan.

    The purpose of the 2000 Amended and Restated Stock Option Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. Stockholder approval of the 2000 Amended and Restated Stock Option Plan is required in order for compensation attributable to grants thereunder not to be subject to the deduction limitation of Section 162(m) of the Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has established and administered the 2000 Amended and Restated Stock Option Plan with the intention that compensation attributable to Options (as defined below) granted thereunder with an exercise price no less than the fair market value of the underlying shares of the Common Stock on the date of grant would not be subject to the deduction limitation.

DESCRIPTION OF 1998 STOCK OPTION PLAN

GENERAL

    The Board of Directors adopted the 1998 Stock Option Plan effective as of July 17, 1998. The 1998 Stock Option Plan is an amendment and restatement of the Company's 1990 Stock Option Plan (as previously amended). The 1998 Stock Option Plan is designed to help the Company attract and retain skilled individuals for key positions within the Company by permitting the Company to offer such individuals the opportunity to acquire an equity interest in the Company. The 1998 Stock Option Plan was approved by the Company's stockholders at its annual meeting on April 29, 1999.

SUMMARY OF 1998 STOCK OPTION PLAN

    The following summary description of the principal terms of the 1998 Stock Option Plan does not purport to be complete and is qualified in its entirety by the full text of the 1998 Stock Option Plan, a copy of which has previously been filed with the SEC by the Company, and the description of the proposed amendments to the 1998 Stock Option Plan set forth below.

    Pursuant to the 1998 Stock Option Plan, key employees of the Company are eligible to receive awards of stock options ("Options") in consideration for services performed for the Company (such key employees, "Optionees"). Currently, there are approximately 125 persons eligible to receive awards under the 1998 Stock Option Plan. Options granted under the 1998 Stock Option Plan may be either nonqualified stock options or "incentive stock options," within the meaning of Section 422 of the Code.

    The total number of shares of Common Stock with respect to which Options may be awarded under the 1998 Stock Option Plan (subject to antidilution and similar adjustments) equals 10,586,425 minus the sum of the number of shares subject to outstanding Options previously granted under the 1998 Stock Option Plan and the number of shares previously issued pursuant to the exercise of Options granted under the 1998 Stock Option Plan. As of November 22, 2000 (the date of approval by the Board of Directors of the Company of the 2000 Amended and Restated Stock Option Plan), Options for the purchase of 191,372 shares of Common Stock were available for grant pursuant to the 1998 Stock Option Plan.

    The 1998 Stock Option Plan is administered by a committee consisting of at least two members of the Board of Directors (the "Committee"). Subject to the provisions of the 1998 Stock Option Plan, the Committee will determine when and to whom Options will be granted, the number of shares covered by each Option and the terms and provisions applicable to each Option; provided, however, that the Committee may not award Options to any employee with respect to more than 6,000,000 shares of Common Stock in any fiscal year during the term of the 1998 Stock Option Plan. Awards may be made under the 1998 Stock Option Plan to such key employees of the Company as the Committee in its sole discretion shall decide. The Committee has the authority to interpret the 1998 Stock Option Plan and may at any time adopt such rules and regulations for the 1998 Stock Option Plan as it deems advisable.

    An Option may be granted on such terms and conditions as the Committee may approve, provided that all Options intended to qualify as "incentive stock options" (as defined in Section 422 of the Code) must be granted with an exercise price equal to the fair market value of the underlying shares as of the date of grant (110% in the case of "incentive stock options" granted to a "ten percent shareholder" (as defined in Section 422 of the Code)). Payment of the Option exercise price may be made by a certified or official bank check or, subject to Committee consent, by the surrender of shares of Common Stock. Unless the Committee otherwise provides in the agreement evidencing the grant of an Option, an Option becomes exercisable with respect to 25% of the underlying shares on the date of grant, and with respect to an additional 25% on each of the first three anniversaries of the date of grant. Each Option shall be for such term as the Committee shall determine, provided that no

"incentive stock option" shall have a term of greater than ten years (five years in the case of an "incentive stock option" granted to a "ten percent shareholder"). In the event of certain change in control transactions, each outstanding Option shall vest and entitle the holder thereof to receive, upon exercise, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of the Common Stock would be entitled to receive in such transaction in respect of such share.

    The Board of Directors of the Company may at any time and from time to time suspend, amend, modify or terminate the 1998 Stock Option Plan; provided, however, that, to the extent required by Rule 16b-3 promulgated under the Exchange Act or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may impair any award previously granted, except with the written consent of the grantee.

PROPOSED AMENDMENTS TO THE 1998 STOCK OPTION PLAN

    The 1998 Stock Option Plan is proposed to be amended to increase from 10,586,425 to 15,586,425 the number of shares of Common Stock reserved for issuance pursuant thereto and to increase the maximum number of shares of Common Stock with respect to which options may be granted to any individual in any fiscal year from 6,000,000 to 10,000,000. The principal purpose of these proposed amendments was to enable the Company to provide a compensation package to Mr. Jacques Sardas which included a sufficient number of Options. The terms of such Options are described generally below. See also "Compensation of Executive Officers--Employment Agreements/Change of Control Agreements." The Board of Directors of the Company adopted the 2000 Amended and Restated Stock Option Plan effective as of November 22, 2000, subject to approval by the Company's stockholders.

NEW PLAN BENEFITS

    The Company cannot currently determine the number of shares of Common Stock that may be subject to Options granted in the future to executive officers and employees generally under the 2000 Amended and Restated Stock Option Plan. Subject to stockholder approval of the 2000 Amended and Restated Stock Option Plan, the Company has granted the following options to the following individuals and groups of individuals under the 2000 Amended and Restated Stock Option Plan. See also "Compensation of Executive Officers--Employment Agreements/Change of Control Agreements."

NEW PLAN BENEFITS

                                                    NUMBER OF     EXERCISE          EXPIRATION
NAME AND POSITION                                    OPTIONS        PRICE              DATE
-----------------                                   ---------   -------------   ------------------
Jacques R. Sardas.................................  2,000,000   $   12.63            11/22/10
  Chairman of the Board,
    President and Chief Executive Officer           1,000,000       13.89            11/22/10

Javier Eugenio Martinez Serna.....................     20,000       15.06            2/22/11
  Vice President, Mexico Operations

Executive Group...................................  3,190,000    12.63-15.06     11/22/10-2/22/11

Non-Executive Director Group......................          0        N/A               N/A

Non-Executive Officer Employee Group..............    100,000       15.06            2/22/11

    The closing price of a share of the Common Stock on March 16, 2001 was $13.30.

    In general, 25% of the shares subject to an Option vest on the date of grant, and an additional 25% become vested on each of the first three anniversaries thereof. All of the stock options granted to

Mr. Sardas pursuant to the 2000 Amended and Restated Stock Option Plan vested 100% on the date of grant. The other options granted and currently outstanding under the 2000 Amended and Restated Stock Option Plan vest 25% per year commencing on December 31, 2001. Upon a termination of employment, generally an Optionee forfeits his or her unvested options. In the case of Mr. Sardas and Mr. Wellborn, in the event employment is terminated by the Company without "cause" or by Mr. Sardas or Mr. Wellborn with "good reason," 100% of such Options shall become vested and remain exercisable through the remainder of its ten year term.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Options awarded under the 1998 Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

    An Optionee will not recognize any taxable income upon the grant of a nonqualified option and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of a nonqualified Option, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the Optionee. Subject to the Optionee including such excess amount in income or the Company satisfying applicable reporting requirements, the Company should be entitled to a tax deduction in the amount of such compensation income. The Optionee's tax basis for the Common Stock received pursuant to the exercise of an Option will equal the sum of the compensation income recognized and the exercise price.

    In the event of a sale of the Common Stock received upon the exercise of a nonqualified Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months after exercise.

    Generally, an Optionee should not recognize taxable income at the time of grant or exercise of an incentive stock option and the Company should not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an incentive stock option generally will give rise to an item of tax preference that may result in alternative minimum tax liability for the Optionee.

    A sale or other disposition by an Optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such Optionee and more than two years after the date of grant of the incentive stock option should result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the Optionee with no deduction being allowed to the Company, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months after exercise. Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the Optionee or within two years after the date of grant of the incentive stock option (including the delivery of such shares in payment of the exercise price of another incentive stock option within such period), any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Option and (ii) the amount realized on such disqualifying sale or other disposition of the shares, over (b) the exercise price of such shares, should constitute ordinary income to the Optionee and the Company should be entitled to a deduction in the amount of such income. The excess, if any, of the amount realized on a disqualifying sale over the fair market value of the shares at the time of the exercise of the Option generally will constitute short-term or long-term capital gain, depending on whether the shares have been held for at least twelve months after the date of exercise.

    Special rules may apply to Optionees who are subject to Section 16 of the Exchange Act.

    Under certain circumstances the accelerated vesting or exercise of Options in connection with a change of control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

    Section 162(m) of the Code generally disallows a Federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. The Company has established and administered the 1998 Stock Option Plan with the intention that compensation attributable to Options granted thereunder with an exercise price no less than the fair market value of the underlying shares of the Common Stock on the date of grant would not be subject to the deduction limitation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for fiscal 2001 and to perform such other services as may be required of them. Ernst & Young LLP has served as auditors for the Company since 1980. The Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

    Proxies will be voted FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal 2001, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefore, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                       STOCKHOLDER PROPOSALS FOR THE 2002
                         ANNUAL MEETING OF STOCKHOLDERS

    Stockholders may present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting of stockholders. To be considered, proposals must be submitted on a timely basis. Proposals for the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 15, 2001. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2002 Annual Meeting of Stockholders if they comply with certain rules and regulations promulgated by the SEC and in connection with certain procedures described in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.

                                 OTHER MATTERS

    The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

    The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for fiscal 2000, as filed with the SEC (excluding exhibits). Copies of any exhibits thereto will also be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Mark A. Solls, Secretary, 7834 C.F. Hawn Freeway, Dallas, TX 75217.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Mark A. Solls

                                          SECRETARY

Dallas, Texas
March 31, 2001

                                                                      APPENDIX A

                            DAL-TILE INTERNATIONAL INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

    To establish a Charter covering the organization, policies and responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Dal-Tile International Inc. (the "Company").

ORGANIZATION

    This charter governs the operations of the Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board for all changes. The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT

    The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

RESPONSIBILITIES

    The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence

      Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

    - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

CHARTER REVIEW

    The Committee shall review and reassess the charter at least annually and obtain the approval of the Board for all changes.

                                                                      APPENDIX B

                          DAL-TILE INTERNATIONAL INC.
                           2000 AMENDED AND RESTATED
                               STOCK OPTION PLAN
                                   ARTICLE 1
                                    GENERAL

    1.1 PURPOSE. The purpose of this Dal-Tile International Inc. 2000 Amended and Restated Stock Option Plan (the "Plan") is to provide for certain key employees of Dal-Tile International Inc. ("Dal-Tile"), a Delaware corporation, its successors and assigns and its subsidiaries and affiliates (collectively, the "Company"), an incentive (i) to join and remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a proprietary interest in the success of the Company. The grant and exercise of Options under the Plan is intended to meet the requirements of Rule 16b-3 of the 1934 Act (as hereinafter defined) at all times during which the Company and its Insiders (as hereinafter defined) are subject to the requirements of Section 16 of the 1934 Act.

    1.2  DEFINITION OF CERTAIN TERMS.

    (a) "Agreement" means an agreement issued pursuant to Section 2.1.

    (b) "Board" means the Board of Directors of Dal-Tile.

    (c) "Code" means the Internal Revenue Code of 1986, as amended.

    (d) "Committee" means the Committee appointed to administer the Plan in accordance with Section 1.3.

    (e) "Common Stock" means the shares of common stock, par value $.01 per share, of Dal-Tile and, subject to Section 2.5, any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

    (f) "Date of Grant" means the date as of which an Option is granted by the Committee under an Agreement.

    (g) "Fair Market Value" per share as of a particular date means (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last date (including the Date of Grant) on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market on which the Common Stock is principally traded for the last date (including the Date of Grant) on which there was a sale of such Common Stock in such market, or
(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

    (h) "Insider" means an insider as so defined for purposes of Section 16 of the 1934 Act.

    (i) "Option" means any incentive stock option or "nonqualified" stock option, both as described in Section 1.5, granted under the Plan.

    (j) "Optionee" means an employee of the Company who has been awarded any Option under this Plan.

    (k) The terms "parent corporation" and "subsidiary corporation" as used herein shall have the meaning given those terms in Code section 425(e) and (f), respectively. A corporation shall be deemed a parent or a subsidiary only for such periods during which the requisite ownership relationship is maintained.

    (l) "Plan" means this Dal-Tile International Inc. 2000 Amended and Restated Stock Option Plan and any predecessor plan.

   (m) "Termination With Cause," with respect to any Optionee, means, except as otherwise provided in an Agreement, termination by the Company of such Optionee's employment for: (i) misappropriation of corporate funds,
(ii) conviction of a crime, (iii) willful violation of written directions of the Chief Executive Officer or the Board of Directors of the Company; or (iv) gross negligence and willful misconduct.

    (n) "1934 Act" means the Securities Exchange Act of 1934, as amended.

    1.3  ADMINISTRATION.

    (a) (i) Subject to Section 1.3(e), the Plan shall be administered by a committee of the Board which shall consist of at least two members of the Board and which shall have the power of the Board to authorize awards under the Plan. At all times during which Dal-Tile and its Insiders are subject to the requirements of Section 16 of the 1934 Act, all members of the Committee shall be "Non-Employee Directors" as described in Rule 16b-3 of the 1934 Act. All members of the Committee or a subcommittee shall be "outside directors" for purposes of Section 162(m) of the Code with respect to any optionees whose compensation may be subject to the deductibility limitations of Section 162(m) of the Code. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

    (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and (vi) to grant Options on such terms, not inconsistent with the Plan, as it shall determine.

    (c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive.

    (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

    (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. Such event, the term "Committee" as used herein shall be deemed to mean the Board.

    1.4 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made from time to time to such key employees of the Company as the Committee shall in its sole discretion select, provided, however, that subject to Section 3.4, the Committee may not award Options to any such employee with respect to more than 10,000,000 shares of Common Stock in any fiscal year during the term of the Plan.

    1.5 TYPES OF AWARDS UNDER THE PLAN. Awards may be made under the Plan in the form of (a) stock options which may, in the Committee's discretion, be granted either as (i) "nonqualified" stock options subject to the provisions of section 83 of the Code or (ii) "incentive stock options" described in section 422 of the Code, all as more fully set forth in Article 2.

    1.6  SHARES AVAILABLE FOR AWARDS.

    (a) Subject to Section 3.4 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Options may be outstanding under the Plan shall be equal to the excess (if any) of (i) 15,586,425 shares over (ii) the sum of (A) the number of shares subject to outstanding Options granted under the Plan and (B) the number of shares previously transferred pursuant to the exercise of Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, but subject to the requirements of Rule 16b-3 of the 1934 Act, if applicable, shares of Common Stock covered by Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan.

    (b) Shares that are issued upon the exercise of Options awarded under the Plan shall be authorized and unissued or treasury shares of Common Stock.

    (c) Without limiting the generality of the preceding provisions of this
Section 1.6, the Committee may, but solely with the Optionee's consent, agree to cancel any award of Options under the Plan and issue new Options in substitution therefore, provided that the Options as so substituted shall satisfy all of the requirements of the Plan as of the date such new Options are awarded.

    1.7 OPTION PRICE. Except as the Committee may otherwise provide, the exercise price of each Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Option as of the Date of Grant.

                                   ARTICLE 2
                                 STOCK OPTIONS

    2.1  AGREEMENTS EVIDENCING STOCK OPTIONS.

    (a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and, in the case of incentive stock options, of section 422 of the Code, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise of such Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of Section 1.3(d).

    (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.

    (c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to Dal-Tile upon exercise of the Option evidenced thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 3.4.

    (d) An Option granted under this Plan shall be an incentive stock option only if the relevant Agreement by its terms (i) expressly sets forth the rules described in Sections 2.8 and 2.9 hereof, and (ii) expressly states that it is intended to qualify as an incentive stock option. Any Option granted under this Plan which does not satisfy the foregoing requirements of this Section 2.1(d) is intended to be a nonqualified stock option subject to the provisions of section 83 of the Code, and is intended not to qualify for incentive stock option treatment under section 422 of the Code.

    2.2  TERM OF OPTIONS.

    (a) Each Agreement shall set forth the period during which the Option evidenced thereby shall be exercisable, whether in whole or in part, and any vesting provisions applicable to the Option, such terms to be determined by the Committee in its discretion; provided that, notwithstanding the foregoing or any other provision of the Plan, no Agreement shall permit an incentive stock option to be exercisable more than 10 years after the date of grant.

    (b) Each Agreement shall set forth such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

    2.3 EXERCISE OF OPTIONS. Subject to the provisions of this Article 2, each Option granted under the Plan shall be exercisable as follows:

    (a) An Option shall become exercisable at such times and subject to such conditions as the applicable Agreement or the Committee may otherwise provide.

    (b) Unless the applicable Agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.

    (c) An Option shall be exercised by the filing of a written notice of exercise with Dal-Tile, on such form and in such manner as the Committee shall in its sole discretion prescribe.

    (d) Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased. Except as the Committee may otherwise provide, such payment shall be made by certified or official bank check payable to Dal-Tile (or the equivalent thereof, including shares of Common Stock). As soon as practicable after receipt of such payment, Dal-Tile shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased.

    2.4  TERMINATION OF OPTIONS.

    (a) Notwithstanding anything to the contrary in this Plan, except as the Agreement or the Committee may otherwise provide and as set forth in
Section 2.4(b) and Section 2.4(d), all incentive stock options and "nonqualified" stock options granted to an Optionee (and already vested but not yet exercised) shall terminate on the earliest to occur of the expiration of the term of the Option and the date which is 45 days after termination of his employment with the Company for any reason (one year after termination by reason of death, disability or retirement at or after the Optionee's sixty-fifth birthday or at such earlier retirement age as may be approved by the Committee).

    (b) Notwithstanding anything to the contrary in this Plan, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee's Agreement shall immediately expire in the event of a Termination With Cause of the Optionee by the Company at any time.

    (c) Unless the applicable Agreement or the Committee expressly provides otherwise, Options awarded to Optionees under the terms of the Plan will be exercisable only in accordance with the following vesting schedule:

                                                               CUMULATIVE
                                                              PERCENTAGE OF
VESTING DATE                                                  TOTAL SHARES
------------                                                  -------------
On the date of the applicable Agreement.....................        25%
On the first anniversary of the date of the Agreement.......        50%
On the second anniversary of the date of the Agreement......        75%
On the third anniversary of the date of the Agreement.......       100%

    The Committee may modify this vesting schedule in any manner that it deems appropriate in any Agreement or otherwise and may provide different vesting schedules in different Agreements in its sole discretion. Except as set forth in an Agreement or as the Committee may provide, in the event that an Optionee's employment with the Company is terminated for any reason prior to the date on which the

Optionee's right to exercise the Options has fully vested pursuant to this
Section 2.4(c), the Options will immediately cease to be exercisable with respect to any and all shares which have not vested as of the date of such termination.

    2.5 Unless otherwise determined by the Committee coincident with the grant of an Option or subsequently, in the event of a Transaction which does not also constitute a Non-Control Transaction (as hereinafter defined), the Options shall vest and each Optionee shall be entitled to receive in respect of each share of Common Stock subject to his Options (whether or not vested), upon exercise, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of each share. In the event of a Non-Control Transaction, each Optionee shall be entitled to receive in respect of each share of Common Stock subject to his Options, upon exercise of such Options after the vesting thereof, the same kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Non-Control Transaction in respect of a share. Unless otherwise determined by the Committee, Options will not automatically vest upon the occurrence of a Non-Control Transaction.

    "Transaction" means, except as otherwise provided in an Agreement (i) the approval by stockholders of the liquidation or dissolution of the Company,
(ii) a sale or other disposition of 80% or more of the outstanding voting stock of the Company, or (iii) the merger or consolidation of the Company with or into any entity. "Non-Control Transaction" means (i) a merger or consolidation in which the Company is the surviving corporation and the shares of its outstanding Common Stock are not changed into other securities or property pursuant to such merger or consolidation, (ii) a merger or consolidation with an affiliate of the Company following which those persons who owned directly or indirectly a majority of the outstanding shares of voting stock immediately prior to such merger or consolidation will own a majority of the outstanding shares of voting stock of the surviving corporation, or (iii) a sale or other disposition of capital stock of the Company following which those persons who owned directly or indirectly a majority of the outstanding shares of voting stock of the Company immediately prior to such sale will own a majority of the outstanding shares of voting stock of the purchasing entity. Notwithstanding anything in the Plan, the merger of DTI Merger Company with and into Dal-Tile (the "Merger"), pursuant to which Dal-Tile is the surviving corporation, shall not affect the operation of the Plan in any manner whatsoever, and, in particular, shall not be or be deemed to be a Transaction and immediately subsequent to the Merger each Option shall continue to be exercisable for Class A common stock, par value $.01 per share, of Dal-Tile.

    2.6 RULE 16B-3. Notwithstanding anything in the Plan to the contrary, the Plan shall be administered, and Options shall be granted and exercised, in accordance with the 1934 Act and, specifically, Rule 16b-3 thereof.

    2.7  $100,000 LIMITATION ON ANNUAL VESTING OF INCENTIVE STOCK OPTIONS.

    (a) Subject to the further provisions of this Section 2.7, to the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to the provisions of this Section 2.7) are exercisable for the first time by any Optionee during any calendar year (under all plans of the Optionee's employer corporation and its parent and subsidiary corporations) exceeds $100,000 (or such limitation as set forth in
Section 422 of the Code as may be amended from time to time), such Options shall be treated as Options that are "nonqualified" stock options.

    (b) For purposes of Section 2.7(a), which shall be applied by taking options into account in the order in which they were granted, the Fair Market Value of any stock shall be determined as of the time the Option with respect to such stock is granted.

    (c) In applying the provisions of Section 2.7(a), there shall be taken into account solely (i) incentive stock options granted to an Optionee under this Plan, and (ii) incentive stock options granted to the Optionee after December 31, 1986 under all other stock option plans of his employer corporation, and its parent or subsidiary corporations.

    (d) The foregoing provisions of this Section 2.7 shall in no way limit or restrict the aggregate fair market value of the stock which may be acquired in any calendar year upon the exercise of "nonqualified" stock options granted under the Plan or under any other stock option plan of the Optionee's employer corporation, or its parent or subsidiary corporations.

    2.8 SPECIAL RULES FOR 10% STOCKHOLDERS. Notwithstanding any provisions to the contrary, an incentive stock option may not be granted under this Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422 of the Code) unless
(a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject to the incentive stock option and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date such incentive stock option is granted.

                                   ARTICLE 3
                                 MISCELLANEOUS

    3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

    (a) The Board may, without stockholder approval, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made, PROVIDED, FURTHER, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.

    (b) With the consent of the Optionee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Agreements with such Optionee, for example, to (i) accelerate the time or times at which an Option may be exercised or (ii) extend the scheduled expiration date of the Option.

    3.2 NONASSIGNABILITY. Except as the Committee may otherwise provide, no right granted to any Optionee under the Plan or under any Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. Except as the Committee may otherwise provide, during the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by him.

    3.3  WITHHOLDING OF TAXES.

    (a) The Company shall be entitled to withhold from any payments to an Optionee an amount sufficient to satisfy any federal, state and other governmental tax required to be withheld in connection with the exercise of an Option. Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an Option, Dal-Tile shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental tax withholding requirements related thereto.

    (b) DISPOSITION OF INCENTIVE STOCK OPTIONS. If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Optionee pursuant to the exercise of an Option granted as an Incentive Stock Option within the two-year period commencing on the date after the Date of Grant or within the one-year period commencing on the date after the date of transfer of such share or shares of Common Stock to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify Dal-Tile thereof, by delivery of written notice to Dal-Tile at its principal executive office.

    3.4 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock or other stock or securities which may be issued pursuant to the exercise of Options granted under the Plan in the aggregate and to any Optionee and the exercise price of Options shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend or extraordinary cash dividend after the effective date of this Plan, or other increase or decrease in the number of such shares of Common Stock affected without receipt of consideration by Dal-Tile; provided, however, that any Options to purchase fractional shares of Common Stock resulting from any such adjustment shall be eliminated. Adjustments under this Section 3.4 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    3.5 RIGHT OF DISCHARGE RESERVED. Nothing in this Plan or in any Agreement shall confer upon any employee or other person the right to continue in the employment or service of the Company or affect any right which the Company may have to terminate the employment or service of such employee or other person.

    3.6 NO RIGHTS AS A STOCKHOLDER. No Optionee or other person holding an Option shall have any of the rights of a stockholder of Dal-Tile with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.4, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

    3.7  NATURE OF PAYMENTS.

    (a) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed by the Optionee for the Company.

    (b) All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the Optionee.

    3.8 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to (i) the persons to receive awards under the Plan, and (ii) the terms and provisions of awards under the Plan.

    3.9 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

    3.10  RESTRICTIONS.

    (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

    (b) The term "Consent" as used herein with respect to any Plan Action means
(i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

    3.11 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

    3.12 INTERPRETATION. Unless expressly stated in the relevant Agreement, each Option is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) and the Committee shall interpret the Plan accordingly.

    3.13  EFFECTIVE DATE AND TERM OF PLAN.

    (a) The 2000 Amended and Restated Stock Option Plan was approved by the Board effective as of November 20, 2000, subject to approval of the Plan by a majority of the voting stockholders of the Company.

    (b) The Plan shall terminate 10 years after its adoption by the Board, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to the date on which the Plan terminates shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 3

                                                             PLEASE MARK
                                                             YOUR VOTES AS   /X/
                                                             INDICATED IN
                                                             THIS EXAMPLE

1. To elect five directors for terms ending at the 2002 Annual Meeting of Stockholders.

         FOR all nominees             WITHHOLD              Nominees:
       listed to the right            AUTHORITY             Jacques R. Sardas,
    (except as marked to the   to vote for all nominees     Douglas D. Danforth,
           contrary)             listed to the right        John F. Fiedler,
             / /                         / /                Vincent A. Mai,
                                                            Charles J. Pillod, Jr.

    WITHHELD FOR: To withhold authority to vote for any individual nominee(s), write that nominee(s) name on the line provided:

    ______________________________________________________________


2. To amend the Company's 1998 Amended and Restated Stock Option Plan to increase the number of shares reserved for issuance pursuant thereto.

                         FOR     AGAINST     ABSTAIN
                         / /       / /         / /

3.  To ratify the appointment by the Board of Directors of Ernst & Young
    L.L.P. independent public accountants, as independent auditors for the Company for the fiscal year ending December 28, 2001.

                         FOR     AGAINST     ABSTAIN
                         / /       / /         / /


                       I PLAN TO ATTEND MEETING
                       IF YOU CHECK THIS BOX TO THE RIGHT AN ADMISSION   / /
                       CARD WILL BE SENT TO YOU.

                       ADDRESS CHANGE
                       PLEASE MARK THIS BOX IF YOU HAVE ADDRESS          / /
                       CHANGES ON THE REVERSE SIDE.

                       RECEIPT IS HEREBY ACKNOWLEDGED OF THE DAL-TILE
                       INTERNATIONAL INC. NOTICE OF MEETING AND PROXY STATEMENT.
                       PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
                       ENCLOSED ENVELOPE.

Signature ___________________________________ Signature___________________________________ Date ____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by any authorized person indicating the person's title.

--------------------------------------------------------------------------------------------------------------------
                                                FOLD AND DETACH HERE

                           DAL-TILE INTERNATIONAL INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 26, 2001

       THIS PROXY IS SOLICITED ON BEHALF OF DAL-TILE INTERNATIONAL INC.'S
                              BOARD OF DIRECTORS.

P
R
O
X
Y

     The undersigned hereby appoints Jacques R. Sardas, W. Christopher Wellborn and Mark A. Solls, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Dal-Tile International Inc. Common Stock which the undersigned may be entitled to vote at the 2001 Annual Meeting of Stockholders of Dal-Tile International Inc. to be held in Dallas, Texas on Thursday, April 26, 2001 at 9:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS SIGNED BUT NO SPECIFICATIONS ARE MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 THROUGH 3. IN THEIR DISCRETION, THE APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

_________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS ON REVERSE SIDE



_________________________________________________________________________

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE